Exhibit 99.1
PRESS RELEASE August 16, 2012	For Immediate Release
NAT COMPLETES 100-TON CRAILAR FLAX FIBER PRE-PRODUCTION TRIAL AT BARNHARDT MANUFACTURING

Victoria, B.C. and Portland, Ore. (August 16, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR® Flax Fiber, announced it had completed its final large scale production and commercialization trial with Barnhardt Manufacturing, one of its key third party manufacturers, this month. The fiber is destined to go to CRAiLAR's partner brands, including Georgia-Pacific for formed materials, Levi Strauss and Company for use in additional production trials for apparel products, and for the balance of the spring 2013 retail introduction announced last month.

NAT and Georgia-Pacific announced a three-year purchasing agreement in September 2011 after a successful evaluation period of less than six months. The partnership has since identified significant product performance advancements. NAT remains in development Levi's, and the delivered CRAiLAR Flax Fiber is expected to be used in a trial that would typically precede a large-scale production run for retail. The amount of fiber delivered could yield as many as 50,000 units of a regular Levi's product.

"This is a validating step for CRAiLAR as we demonstrate the ability of our technology to scale without risk, and as we finalize the completion of our full scale production facility in Pamplico, S.C. Most importantly, this is a key milestone as we look to expand finished products available at retail, and industries within which consumers will soon be experiencing CRAiLAR Flax Fiber," said Ken Barker, CEO of NAT. "We are thrilled to be providing a new, sustainable natural fiber that allows for innovation in partnership with global brands, and that aligns with each of their company-wide sustainability initiatives."

Each partner brand determines the timing of their CRAiLAR-related product introductions internally and has not made public statements about retail plans.

About Naturally Advanced Technologies Inc.
Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR® Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. Its renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz@naturallyadvanced.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir@naturallyadvanced.com